IDT Reports Results for the First Quarter Fiscal 2007

NEWARK, NJ — December 7, 2006 — IDT Corporation (NYSE: IDT, IDT.C) announces operating results for the first quarter of fiscal 2007, the three months ended October 31, 2006.

•	Revenues: $522.3 million, down 6.0% year-over-year.
•	Net income: $213.9 million, versus a net loss of $27.9 million one year ago.
•	Net income reflects a one-time gain of $240.0 million relating to the sales of IDT Entertainment and Toucan.
•	Diluted earnings per share: $2.43, versus a loss per share of ($0.28) one year ago.
•	Cash, cash equivalents and marketable securities totaled $807.9 million as of the end of the first quarter.

The following table summarizes the operating performance of IDT’s continuing businesses:

	Revenue			Income (Loss) from Operations
$ millions	Q1 '07	Q4 '06	Q1 '06	Q1 '07	Q4 '06	Q1 '06
IDT Retail Telecom	$322.5	$373.8	$382.7	$0.9	$(4.0)	$1.7
IDT Wholesale Telecom	139.3	132.0	140.8	(0.9)	(5.1)	(5.1)
IDT Telecom Total	461.9	505.8	523.5	0.0	(9.1)	(3.4)
IDT Capital	60.2	49.6	31.6	0.2	(9.2)	(6.7)
IDT Solutions	0.2	0.2	1.4	(1.1)	(6.8)	(6.2)
Corporate	-	-	-	(14.6)	(19.3)	(16.8)
Total IDT	$522.3	$555.5	$556.4	($15.5)	($44.3)	($33.1)

Columns in table may not add due to rounding.

FIRST QUARTER AND RECENT DEVELOPMENTS

•
On September 29, 2006, the final two stages of our sale of IDT Entertainment to Liberty Media closed, pending certain working capital adjustments. As a result of this sale, a gain of $198.2 million was recognized in the first quarter.

•	On October 10, 2006, our sale of the U.K. based consumer phone services business, Toucan, to Pipex Communications plc closed. As such, a gain of $41.8 million was recognized in the first quarter.
•
During the first quarter, we realized SG&A savings of approximately $7 million as a result of headcount reductions, relating to the cost reduction program that we began in the third quarter of fiscal 2006. We continue to believe that these reductions will result in approximately $35-40 million in reduced SG&A expenses on an annualized basis.

•	During the quarter, our organizational integration of Net2Phone into IDT Telecom was completed, and as a result we no longer report a separate Voice over IP segment in our financials.
•	Our annual shareholders meeting will take place at our company’s headquarters in Newark, NJ, on December 14.

RESULTS FROM OPERATIONS

Telecom
Line of Business Detail	Columns in tables may not add due to rounding.
$ millions	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07
REVENUES
TOTAL	523.5	521.5	504.0	505.8	2,054.7	461.9
WHOLESALE	140.8	133.8	125.2	132.0	531.8	139.3
RETAIL	382.7	387.8	378.8	373.8	1,523.0	322.5
Calling Cards	300.5	302.4	296.8	290.3	1,190.0	249.5
United States	257.1	263.9	258.7	252.8	1,032.4	215.8
Europe	37.3	31.2	30.4	28.4	127.2	25.9
Rest of World	6.1	7.4	7.7	9.1	30.3	7.8
Consumer Phone	80.6	82.3	77.2	77.8	317.9	66.7
United States	53.7	51.5	44.8	41.3	191.4	35.7
Europe	14.5	15.3	17.6	23.3	70.7	17.5
Net2Phone Channel	12.4	15.5	14.8	13.1	55.8	13.5
Other	1.6	3.0	4.7	5.7	15.1	6.3
GROSS PROFIT
TOTAL	118.4	112.4	66.2	115.9	413.0	106.1
WHOLESALE	14.8	15.5	14.1	16.0	60.4	19.4
RETAIL	103.6	96.9	52.1	100.0	352.5	86.7
Calling Cards	66.9	61.0	19.1	67.9	215.0	59.6
Consumer Phone	36.6	35.5	31.7	32.3	136.1	26.0
United States	25.2	23.0	19.4	18.4	86.1	14.8
Europe	6.5	6.6	6.6	8.5	28.2	5.9
Net2Phone Channel	4.8	6.0	5.7	5.4	21.8	5.3
Other	0.1	0.3	1.3	(0.3)	1.4	1.1
GROSS MARGIN
TOTAL	22.6%	21.6%	13.1%	22.9%	20.1%	23.0%
WHOLESALE	10.5%	11.6%	11.3%	12.1%	11.4%	14.0%
RETAIL	27.1%	25.0%	13.8%	26.7%	23.1%	26.9%
Calling Cards	22.3%	20.2%	6.4%	23.4%	18.1%	23.9%
Consumer Phone	45.4%	43.2%	41.1%	41.5%	42.8%	39.0%
United States	47.0%	44.6%	43.3%	44.5%	45.0%	41.4%
Europe	45.2%	43.0%	37.3%	36.4%	39.9%	33.6%
Net2Phone Channel	38.6%	38.4%	38.5%	41.2%	39.1%	39.5%
Other	6.0%	10.3%	26.6%	(4.6%)	9.3%	17.9%
SG&A
TOTAL	101.2	108.4	103.2	100.4	413.1	84.1
WHOLESALE	14.5	16.0	15.3	15.9	61.7	15.5
RETAIL	86.7	92.3	87.8	84.5	351.4	68.6
Calling Cards	42.0	44.3	41.5	41.7	169.4	35.6
Consumer Phone	37.2	38.7	34.9	32.2	143.0	23.7
United States	18.1	16.3	11.5	12.1	58.0	8.0
Europe	11.2	12.9	12.8	13.0	50.0	8.8
Net2Phone Channel	7.8	9.4	10.6	7.1	35.0	6.9
Other	7.5	9.4	11.4	10.6	38.9	9.3

Wholesale Carrier Services
Wholesale Carrier revenues increased 5.5% sequentially, and declined 1.1% from the first quarter one year ago. On a sequential basis and year over year, minute volumes continued to increase, while price realization per-minute increased in comparison to the fourth quarter, and decreased when compared to the first quarter of fiscal 2006. Gross profit per-minute increased in comparison to both the fourth and first quarters of fiscal 2006, as cost per-minute declined. In the first quarter, Wholesale Carrier carried 2.00 billion minutes, in comparison to 1.92 billion minutes in the fourth quarter, and 1.77 billion minutes in the first quarter one year ago.

Wholesale Carrier gross margins increased to 14.0% in the first quarter, versus 12.1% in the fourth quarter, and 10.5% in last year’s first quarter. The improvement in gross margins and gross profit per-minute primarily reflects the addition of a number of new, higher-margin customer relationships. Going forward, we believe wholesale carrier gross margins will more closely resemble the levels established over the latter half of fiscal 2006..

Calling Cards
Calling Card revenues were down 14.0% versus the fourth quarter of fiscal 2006, and decreased 17.0% when compared to last year’s first quarter, driven by declines in minutes volumes. In the first quarter, the calling card business carried 3.74 billion minutes, as compared to 4.14 billion minutes in the fourth quarter and 4.42 billion minutes in the first quarter one year ago. This decline in minutes arose largely from competitive pressures as well as our decision to raise rates on many of our calling cards over the second half of fiscal 2006. Throughout most of the first quarter, we maintained pricing at these elevated levels, in an effort to sustain the gross margin levels we experienced in the fourth quarter of fiscal 2006. Over the last month of the quarter, though, we began instituting selective price decreases on certain cards, in an attempt to regain share in certain markets in both the U.S. and Europe. As a result, for the first quarter as a whole, we experienced lower per-minute price realizations, when compared to the fourth quarter. When compared to the first quarter of fiscal 2006, per-minute price realizations were higher. During both periods, however, we experienced increased gross profit per-minute, as a result of declines in our average cost per-minute.

Gross margins in our Calling Card business increased in the first quarter to 23.9% in comparison to 23.4% in the fourth quarter. These margin improvements, following the margin improvements we experienced over the latter half of fiscal 2006 have been driven by our continued focus on margin over revenue growth. As fiscal 2007 proceeds, we intend to continue adjusting price on our calling cards, given the appropriate opportunities, with the goal of maintaining strong margins, while also recovering certain specific market share. Given the most recent pricing adjustments on our cards, which have continued into the second quarter, and the general, inverse relationship that exists between gross margins and volumes, we anticipate somewhat lower calling card gross margins over the next two quarters, leading to higher minutes volumes and revenues over the second half of the year, in both the U.S. and Europe. Over the long-term, we maintain our strategy of managing the business for maximized sustainable free cash flow.

Consumer Phone Services
Consumer Phone Services revenues were 14.2% lower than those recorded in the fourth quarter of fiscal 2006, and 17.2% lower than those in last year’s first quarter. These declines reflect the exclusion of our European based consumer phone services operation, Toucan, following its sale to Pipex Communications plc, mid-way through the first quarter, as well as a continued decline in our U.S. customer base. These factors were offset slightly by increased revenues in our Net2Phone reseller channel.

The customer base for our U.S. bundled unlimited local and long distance phone services was approximately 117,000 as of October 31, 2006, compared to 135,000 customers as of July 31, 2006. The customer base for long distance-only services stood at 243,000 at the end of the first quarter, as compared to 257,000 at the end of the 2006 fiscal year. These declines, particularly in our bundled offering, continue to be reflective of our decision to stop marketing the services early in calendar 2005 following the FCC’s abolishment of the UNE-P pricing regime. During the first quarter, we introduced IDT Triple Play, which bundles high-speed Internet service, digital satellite TV and unlimited local and long distance home phone service, however it has yet to attract a significant number of customers. Through our Net2Phone reseller channel we serviced approximately 49,000 lines as of October 31, 2006, compared to 39,000 as of July 31, 2006.

Capital
Line of Business Detail	Columns in tables may not add due to rounding.
$ millions	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07
REVENUES
TOTAL	31.6	44.1	42.9	49.6	168.1	60.2
Energy	22.1	33.9	28.6	28.2	112.8	36.2
Local Media	4.9	4.3	4.1	6.3	19.7	5.8
Ethnic Grocery Brands	-	-	3.2	8.2	11.5	9.3
Other	4.6	5.9	6.9	6.8	24.2	9.0
GROSS PROFIT
TOTAL	6.8	6.7	10.7	10.4	34.6	17.1
Energy	1.6	1.5	4.1	2.8	10.1	8.4
Local Media	3.6	3.0	2.9	4.3	13.9	4.2
Ethnic Grocery Brands	-	-	1.0	1.9	2.9	1.9
Other	1.6	2.2	2.6	1.3	7.7	2.6
GROSS MARGIN
TOTAL	21.6%	15.2%	25.0%	21.0%	20.7%	28.4%
Energy	7.2%	4.5%	14.5%	10.1%	9.0%	23.2%
Local Media	73.2%	70.1%	70.4%	68.5%	70.4%	73.5%
Ethnic Grocery Brands	-	-	31.9%	23.0%	25.5%	20.5%
Other	35.3%	36.7%	38.3%	19.4%	32.0%	28.8%
SG&A
TOTAL	11.8	13.4	17.8	16.1	59.1	15.3
Energy	2.0	1.8	2.4	2.7	9.0	3.5
Local Media	2.9	3.3	2.9	2.8	11.9	3.5
Ethnic Grocery Brands	-	-	0.9	2.0	3.0	2.2
Other	6.9	8.3	11.5	8.6	35.3	6.1

IDT Capital’s revenues for the first quarter increased 21.5% in comparison to the fourth quarter of fiscal 2006, and 90.8% versus the first quarter last year. Growth in IDT Energy’s customer base and unusually high retail electricity prices were the primary drivers of revenue growth in the sequential period. For the year over year period, significant growth in the customer base of IDT Energy, as well as the recent acquisition of our Ethnic Grocery Brands business, led to the revenue growth.

As of the end of the first quarter, IDT Energy serviced approximately 258,000 meters in New York State, compared to approximately 200,000 meters at the end of the fourth quarter of fiscal 2006.

IDT CONFERENCE CALL INFORMATION
 Conference call today, December 7, 2006, at 4:30 PM Eastern Time.
•	From the U.S., please dial (866) 406-5369; Conference ID: 8173027.
•	International callers, please dial (973) 582-2847; Conference ID: 8173027.
•	Replay available for one week at
o	(877) 519-4471, Conference ID: 8173027 for domestic callers,
o	or (973) 341-3080, Conference ID: 8173027 for international callers.
•
Webcast of the conference call at the direct link on www.idt.net. An archived copy of the call will be available at the IDT Website, in the Investor Relations section’s Presentations for at least six months after the call.

•	Additional financial and statistical information is available on the Investor Relations portion of IDT’s website, at http://www.idt.net/about/ir/overview.asp.

ABOUT IDT CORPORATION
IDT Corporation is a multinational company with operations that span various industries. Through its Telecom subsidiary, IDT provides telecommunications services worldwide to the retail and wholesale markets. IDT’s Capital division incubates newer businesses, and the company’s Spectrum subsidiary holds its spectrum license assets. IDT Telecom provides retail and wholesale telecommunications services and products, including pre-paid and rechargeable calling cards, consumer local, long distance, and wireless phone services, and wholesale carrier services. Under the Net2Phone brand name, the company also provides a range of voice over Internet protocol (VoIP) communications services. IDT Capital’s operations include an Energy Services Company (ESCO) in New York State, ethnic food distribution, brochure distribution and other initiatives. IDT Corporation's Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. These risks and uncertainties include, but are certainly not limited to the specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

Investor Contact	Media Contact
Yossi Cohn 973-438-3858	Gil Nielsen 973-438-3553

IDT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2006	July 31, 2006
	(Unaudited)
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$302,190	$119,109
Marketable securities	505,684	390,696
Trade accounts receivable, net	178,859	185,125
Other current assets	74,969	106,319
Assets of discontinued operations	—	436,905

Total current assets	1,061,702	1,238,154
Property, plant and equipment, net	284,112	292,152
Goodwill	97,090	105,577
Licenses and other intangibles, net	25,169	27,445
Investments	52,005	51,872
Other assets	47,608	47,639

Total assets	$1,567,686	$1,762,839

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$67,652	$82,327
Accrued expenses	269,020	260,087
Deferred revenue	137,278	134,286
Capital lease obligations—current portion	16,296	18,940
Notes payable —current portion	4,162	4,160
Other current liabilities	9,836	38,152
Liabilities of discontinued operations	—	141,860

Total current liabilities	504,244	679,812
Deferred tax liabilities, net	107,260	107,106
Capital lease obligations—long-term portion	30,769	32,122
Notes payable—long-term portion	89,737	90,370
Other liabilities	6,594	6,850

Total liabilities	738,604	916,260
Minority interests	9,681	43,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000,000; no shares issued	—	—
Common stock, $.01 par value; authorized shares—100,000,000; 25,074,860 shares issued at October 31, 2006 and July 31, 2006; 15,178,173 and 15,178,173 shares outstanding at October 31, 2006 and July 31, 2006, respectively	251	251
Class A common stock, $.01 par value; authorized shares—35,000,000; 9,816,988 shares issued and outstanding at October 31, 2006 and July 31, 2006	98	98
Class B common stock, $.01 par value; authorized shares—100,000,000; 62,088,669 and 76,879,179 shares issued at October 31, 2006 and July 31, 2006, respectively; 56,604,083 and 71,402,204 shares outstanding at October 31, 2006 and July 31, 2006, respectively	621	768
Additional paid-in capital	695,776	901,067
Treasury stock, at cost, consisting of 9,896,687 and 9,896,687 shares of common stock and 5,484,586 and 5,476,975 shares of Class B common stock at October 31, 2006 and July 31, 2006, respectively	(220,200)	(220,169)
Accumulated other comprehensive loss	9,094	1,496
Retained earnings	333,761	119,841

Total stockholders’ equity	819,401	803,352

Total liabilities and stockholders’ equity	$1,567,686	$1,762,839

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,
	2006	2005
	(In thousands, except per share data)
Revenues	$522,326	$556,446
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	398,870	432,066
Selling, general and administrative (i)	113,811	133,196
Depreciation and amortization	20,033	23,478
Restructuring and impairment charges	5,080	814
Total costs and expenses	537,794	589,554

Loss from operations	(15,468)	(33,108)
Interest income, net	3,603	2,896
Gain on sale of U.K.-based Toucan business	41,753	—
Other (expense) income, net	(1,786)	1,148

Income (loss) from continuing operations before minority interests and income taxes	28,102	(29,064)
Minority interests	(3,718)	(1,529)
Provision for income taxes	(1,534)	(81)

Income (loss) from continuing operations	22,850	(30,674)

Discontinued operations, net of tax:
(Loss) income from discontinued operations	(7,165)	2,750
Gain on sale of discontinued operations	198,235	—
Total discontinued operations	191,070	2,750

Net income (loss)	$213,920	$(27,924)

Earnings per share:
Basic:
Income (loss) from continuing operations	$0.27	$(0.31)
Total discontinued operations	$2.24	$0.03

Net income (loss)	$2.51	$(0.28)

Weighted-average number of shares used in calculation of basic earnings per share:	85,132	98,161

Diluted:
Income (loss) from continuing operations	$0.26	$(0.31)
Total discontinued operations	$2.17	$0.03

Net income (loss)	$2.43	$(0.28)

Weighted-average number of shares used in calculation of diluted earnings per share:	88,062	98,161

(i) Stock-based compensation included in selling, general and administrative expenses	$1,713	$6,807

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,
	2006	2005
	(In thousands)
Net cash used in operating activities	$(17,523)	$(8,960)
Investing activities
Capital expenditures	(10,073)	(15,289)
Repayment (issuance) of notes receivable, net	561	(1,933)
Investments and acquisitions, net of cash acquired	(373)	(884)
Proceeds from sale of IDT Entertainment, net of cash sold and transaction costs	261,604	—
Proceeds from sale of U.K. based Toucan business, net of transaction costs	38,380	—
Proceeds from sales and maturities of marketable securities	266,708	568,904
Purchases of marketable securities	(370,208)	(515,195)

Net cash provided by investing activities	186,599	35,603
Financing activities
Distributions to minority shareholders of subsidiaries	(4,245)	(7,797)
Proceeds from exercises of stock options	1,119	199
Proceeds from borrowings	1,283	11,000
Repayments of capital lease obligations	(5,937)	(2,858)
Repayments of borrowings	(631)	(329)
Repurchases of common stock and Class B common stock	(851)	(26,657)

Net cash used in financing activities	(9,262)	(26,442)
Discontinued operations
Net cash used in operating activities	(20,261)	(38,842)
Net cash provided by investing activities	3,847	21,259
Net cash provided by financing activities	7,536	15,312

Net cash used in discontinued operations	(8,878)	(2,272)
Effect of exchange rate changes on cash and cash equivalents	62	(20)
Net increase (decrease) in cash and cash equivalents	150,998	(2,091)
Cash and cash equivalents, beginning of period (*)	151,192	171,959
Cash and cash equivalents, end of period	$302,190	$169,868(* )
Supplemental schedule of non-cash investing and financing activities
Purchases of property, plant and equipment through capital lease obligations	$189	$—

Receipt of the Company’s Class B common stock and IDT Telecom shares as part of the proceeds from the sale of IDT Entertainment	$226,649	$—

Receipt of marketable securities as part of the proceeds from the sale of Toucan	$7,851	$—

(*) Includes cash and cash equivalents of discontinued operations of $32.1 million, $8.1 million and $15.1 million as of July 31, 2006 and 2005 and October 31, 2005, respectively.

IDT CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
THREE MONTHS ENDED OCTOBER 31, 2007
(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Retail Telecom	Wholesale Telecom	IDT Capital	IDT Solutions	Corporate

STATEMENT OF OPERATIONS DATA

Revenues	$522,326	$322,548	$139,313	$60,226	$238	-

Costs and expenses:
Direct cost of revenues (exclusive of depreciation
and amortization)	398,870	$235,862	$119,870	$43,120	$18	$-
Selling, general and administrative	113,811	68,618	15,456	15,261	455	14,022
Depreciation and amortization	20,033	13,414	4,472	1,572	1	574
Restructuring and impairment charges	5,080	3,736	407	79	860	(2)
Total costs and expenses	537,794	321,631	140,204	60,032	1,334	14,594

(Loss) Income from operations	(15,468)	$917	$(891)	$194	$(1,095)	$(14,594)

Interest income, net	3,603
Gain on sale of U.K. based Toucan business	41,753
Investment and other expense, net	(1,786)

Income from continuing operations before minority
interests and income taxes	28,102

Minority interests	(3,718)
Provision for income taxes	(1,534)

Income from continuing operations	22,850

Discontinued operations:
Loss from discontinued operations	(7,165)
Gain on sale of discontinued operations	198,235
Total discontinued operations	191,070

Net income	$213,920